Exhibit 99.1

Summit Materials Announces First Quarter 2015 Results

Denver, Colorado (May 5, 2015) — Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced results for the first quarter ended March 28, 2015.

First Quarter 2015 Highlights Compared to First Quarter 2014:

•	Net revenue grew 28.8% to $175.1 million.

•	Operating loss of $59.0 million, compared to $35.0 million, due to initial public offering costs.

•	Adjusted EBITDA improved to a $5.0 million deficit, compared to a $15.5 million deficit.

•	Gross profit increased 59.3% to $35.7 million.

•	Aggregates, cement and ready-mixed concrete volumes grew 67.4%, 39.3% and 52.0%, respectively.

•	Aggregates, cement, ready-mixed concrete and asphalt organic pricing improved 4.5%, 10.7%, 6.3% and 17.5%, respectively.

•	Completes initial public offering in March 2015 raising net proceeds of $433.0 million.

Tom Hill, the President and CEO of Summit, stated, “We are pleased to report our first quarter results as a public company. We delivered a solid quarter of growth and profitability and improvement throughout our entire business. We experienced improving demand in our markets and also benefitted from the favorable pricing environment across our vertically integrated lines of business. The favorable impact of our acquisitive growth strategy is also evident as we continue to outpace the growth of the U.S. construction industry, realizing the accretive benefits of our strategic platform and bolt-on additions. We expanded our Adjusted EBITDA margin by 860 basis points and improved our gross margin by 390 basis points, reflecting our successful efforts to focus on growing our materials and products revenues and improving margins in our paving and other services. As we move forward in 2015, we are focused on building on the core demand improvements in our markets and sourcing value-enhancing acquisitions in select markets, while remaining disciplined with our costs to generate additional cash flow.”

First Quarter 2015 Operating Results

In the first quarter 2015, net revenue increased 28.8% to $175.1 million, compared to $136.0 million in the prior year quarter. The increase in net revenue was primarily attributable to an increase in volumes in the aggregates, cement and ready-mixed concrete lines of business, largely in the West region. Net revenue grew organically by $6.7 million, or 4.9%, compared to the prior year quarter.

Adjusted EBITDA increased to a $5.0 million deficit, compared to $15.5 million deficit in the prior year quarter. Adjusted EBITDA by region in the first quarter 2015 compared to the prior year quarter was as follows:

•	The West Region grew $10.1 million, primarily driven by a higher mix of net revenue from aggregates, organic volume growth and the impact of 2014 acquisitions in the Houston and Midland/Odessa, Texas and British Columbia, Canada markets.

•	The Central Region increased $1.1 million with higher volume and prices in aggregates and cement and higher prices in asphalt, which more than offset lower asphalt volumes and a $2.5 million increase in repair and maintenance expense at the Company’s cement plant.

•	The East Region improved $1.5 million as a result of an increase in aggregates volumes.

Gross profit increased 59.3% to $35.7 million, compared to $22.4 million in the prior year quarter. As a percentage of net revenue, gross margin improved to 20.4%, compared to 16.5% in the prior year quarter, primarily attributable to a higher mix of net revenue from materials and products as a result of acquisitions completed in 2014.

Materials Results – Net revenue from materials increased 68.0% to $50.1 million, compared to $29.8 million in the prior year quarter. Aggregates volumes grew 67.4% driven by 12.8% organic volume growth and the remainder attributable to acquisitions.

Aggregates organic prices increased 4.5% with the improvement due to higher prices across most markets. Aggregates prices declined 0.9% primarily due to the regional mix effect of acquisitions in markets with lower absolute prices. Cement volumes and prices increased 39.3% and 10.7%, respectively, both driven by additional market demand. Gross profit from materials more than doubled to $10.1 million, compared to $4.3 million in the prior year quarter.

Products Results – Net revenue from products increased 40.5% to $98.8 million, compared to $70.4 million in the prior year quarter. Ready-mixed concrete volumes increased 52.0% driven by organic volume that was up 13.2% with the remainder attributable to acquisitions. Ready-mixed concrete prices increased 8.9%, largely benefitting from the pass through of higher industry cement prices. Asphalt pricing grew 17.5% due to a shift in product mix which included a lower percentage of base materials, while inclement weather resulted in a 30.8% reduction in volumes. Gross profit from products grew 66.7% to $19.0 million, compared to $11.4 million in the prior year quarter.

Liquidity and Capital Resources

In March 2015, Summit completed its initial public offering of Class A common stock, raising net proceeds of approximately $433.0 million, including the full exercise of the underwriter’s option to purchase additional shares. In connection with the offering, Summit increased its revolving credit facility to $235.0 million and extended the maturity date to March 2020. As of March 28, 2015, the Company’s borrowing capacity was fully available on its undrawn revolver (excluding $23.3 million of letters of credit).

At March 28, 2015, the Company had cash of $315.0 million and total outstanding debt of $1,062.7 million, as compared to cash of $13.2 million and total outstanding debt of approximately $1,064.9 million at December 27, 2014.

Subsequent Events

Acquisition Activity

In April 2015, Summit signed a definitive agreement with Lafarge North America Inc. (“Lafarge”) to acquire its 1.2 million short ton capacity cement plant in Davenport, Iowa and seven cement distribution terminals (“Davenport Assets”) for a cash purchase price of $450.0 million plus an exchange of Summit’s Bettendorf, Iowa cement distribution terminal. The transaction is expected to close in the third quarter of 2015, pending final regulatory approval and the closing of the merger of Lafarge’s parent company, Lafarge S.A., with Holcim Ltd.

The Davenport Assets will be integrated with Summit’s Continental Cement Company operations. The combined business is expected to have 2.5 million short tons of cement capacity across two plants located in Hannibal, Missouri and Davenport and eight cement distribution terminals with a total import capacity of 1.5 million short tons from Minneapolis, Minnesota to New Orleans, Louisiana.

The cash purchase price of $450.0 million is expected to be funded primarily by an increase of Summit’s existing term debt facility together with new equity. Under the terms of the agreement, Summit has agreed to pay an initial purchase price of $370.0 million upon closing of the transaction, with the remaining purchase price of $80.0 million due by December 31, 2015.

Liquidity

In April 2015, in connection with its initial public offering, the Company redeemed $288.2 million aggregate principal amount of its outstanding 10 1⁄2% Senior Notes due 2020 at a redemption price equal to par, plus an applicable premium of $38.2 million, plus $5.2 million of accrued and unpaid interest.

Webcast and Conference Call Information

Summit will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, May 5, 2015 to review first quarter results, discuss recent events, and conduct a question-and-answer period. A webcast of the conference call will be available in the Investors section of Summit’s website at www.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the telephone conference call:

Domestic:	1-888-287-5563
International:	1-719-457-2689
Conference ID:	7372603

To listen to a replay of the telephone conference call:

Domestic:	1-877-870-5176
International:	1-858-384-5517
Conference ID:	7372603
The playback recording can be accessed through June 5, 2015.

About Summit Materials

Summit Materials is a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mixed concrete and asphalt in the United States and western Canada. Summit is a geographically diverse, aggregates-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the residential, nonresidential, and public infrastructure end markets. Summit has completed more than 30 acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The rules of the SEC regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Further Adjusted EBITDA is defined in our senior secured credit facilities and used to measure compliance with covenants, including interest coverage and debt incurrence, and is used to measure our debt incurrence and restricted payment capacity under the indenture governing our senior notes. Our use of the terms Adjusted EBITDA, Further Adjusted EBITDA, gross profit and adjusted net loss per share, may vary from the use of such terms by others and should not be considered as alternatives to net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Further Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA and Further Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; (iv) income tax payments we are required to make; and (v) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA and Further Adjusted EBITDA only supplementally.

Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable U.S. GAAP financial measures and should be considered in conjunction with the U.S. GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of the non-GAAP measures used in this press release are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to the timing, funding of, and expectations for our anticipated purchase of the Davenport Assets, the macroeconomic outlook for our markets, potential acquisition activity, our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our prospectus dated March 11, 2015, filed with the SEC on March 13, 2015. Such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands)

	Three months ended
	March 28,	March 29,
	2015	2014
Revenue:
Product	$148,920	$100,168
Service	26,219	35,851

Net revenue	175,139	136,019
Delivery and subcontract revenue	18,848	15,072

Total revenue	193,987	151,091

Cost of revenue (excluding items shown separately below):
Product	119,791	84,477
Service	19,630	29,126

Net cost of revenue	139,421	113,603
Delivery and subcontract cost	18,848	15,072

Total cost of revenue	158,269	128,675

General and administrative expenses	67,234	35,488
Depreciation, depletion, amortization and accretion	26,126	19,356
Transaction costs	1,364	2,591

Operating loss	(59,006)	(35,019)
Other expense (income), net	391	(194)
Loss on debt financings	799	—
Interest expense	24,109	18,819

Loss from continuing operations before taxes	(84,305)	(53,644)
Income tax benefit	(4,468)	(596)

Loss from continuing operations	(79,837)	(53,048)
Loss from discontinued operations	—	20

Net loss	(79,837)	(53,068)

Net loss attributable to noncontrolling interest in subsidiaries	(1,982)	(2,515)

Net loss attributable to Summit Holdings	(67,704)	$(50,553)

Net loss attributable to Summit Materials, Inc.	$(10,151)

Net loss per share of Class A common stock:
Basic	$(0.38)
Diluted	$(0.38)
Weighted average shares of Class A common stock:
Basic	26,584,738
Diluted	26,584,738

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands)

	March 28,	December 27,
	2015	2014
Assets
Current assets:
Cash	$314,980	$13,215
Accounts receivable, net	109,941	141,302
Costs and estimated earnings in excess of billings	11,836	10,174
Inventories	133,307	111,553
Other current assets	17,476	17,172

Total current assets	587,540	293,416

Property, plant and equipment, less accumulated depreciation, depletion and amortization (March 28, 2015 - $297,187 and December 27, 2014 - $279,375)	948,129	950,601
Goodwill	415,582	419,270
Intangible assets, less accumulated amortization (March 28, 2015 - $3,623 and December 27, 2014 - $3,073)	16,891	17,647
Other assets	50,112	48,843

Total assets	$2,018,254	$1,729,777

Liabilities, Redeemable Noncontrolling Interest and Partners’ Interest/Stockholders’ Equity
Current liabilities:
Current portion of debt	$5,275	$5,275
Current portion of acquisition-related liabilities	24,851	18,402
Accounts payable	70,840	78,854
Accrued expenses	81,612	101,496
Billings in excess of costs and estimated earnings	8,309	8,958

Total current liabilities	190,887	212,985

Long-term debt	1,057,418	1,059,642
Acquisition-related liabilities	44,245	42,736
Other noncurrent liabilities	97,433	93,691

Total liabilities	1,389,983	1,409,054

Redeemable noncontrolling interest	—	33,740
Stockholders’ equity/partners’ interest:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 26,584,738 shares issued and outstanding as of March 28, 2015	266	—
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 69,007,297 shares issued and outstanding as of March 28, 2015	690	—
Partners’ interest	—	285,685
Additional paid-in capital	456,406	—
Accumulated deficit	(10,151)	—
Accumulated other comprehensive loss	(1,050)	—

Stockholders’ equity/partners’ interest:	446,161	285,685
Noncontrolling interest in consolidated subsidiaries	1,206	1,298
Noncontrolling interest in Summit Materials, Inc.	180,904	—

Total stockholders’ equity/partners’ interest	628,271	286,983

Total liabilities, redeemable noncontrolling interest and stockholders’ equity/partners’ interest	$2,018,254	$1,729,777

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands)

	Three months ended
	March 28,	March 29,
	2015	2014
Cash flow from operating activities:
Net loss	$(79,837)	$(53,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	27,358	20,789
Share-based compensation expense	15,217	566
Deferred income tax benefit	—	(525)
Net gain on asset disposals	(1,834)	(48)
Loss on debt financings	688	—
Other	780	558
Decrease (increase) in operating assets, net of acquisitions:
Accounts receivable, net	30,309	16,989
Inventories	(21,413)	(13,377)
Costs and estimated earnings in excess of billings	(1,662)	(839)
Other current assets	(303)	9
Other assets	755	3,202
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(10,045)	(10,239)
Accrued expenses	(20,669)	(9,620)
Billings in excess of costs and estimated earnings	(649)	(2,728)
Other liabilities	(203)	(2,044)

Net cash used in operating activities	(61,508)	(50,375)

Cash flow from investing activities:
Acquisitions, net of cash acquired	—	(182,514)
Purchases of property, plant and equipment	(17,708)	(19,941)
Proceeds from the sale of property, plant and equipment	2,741	2,202
Other	(276)	7

Net cash used for investing activities	(15,243)	(200,246)

Cash flow from financing activities:
Proceeds from initial public offering	460,000	—
Capital issuance costs	(35,956)	—
Capital contributions by partners	—	24,350
Proceeds from debt issuances	104,000	306,750
Debt issuance costs	(4,055)	(6,309)
Payments on debt	(106,441)	(54,314)
Purchase of noncontrolling interest in consolidated subsidiary	(35,000)	—
Payments on acquisition-related liabilities	(4,032)	(638)

Net cash provided by financing activities	378,516	269,839

Net increase in cash	301,765	19,218
Cash – beginning of period	13,215	18,184

Cash – end of period	$314,980	$37,402

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Revenue Data by Region and Product

($ in thousands)

	Three months ended
	March 28,	March 29,
	2015	2014
Net Revenue:
West region	$117,006	$88,264
Central region	50,588	41,134
East region	7,545	6,621

Total net revenue	$175,139	$136,019

	Three months ended
	March 28,	March 29,
	2015	2014
Net Revenue by Product
Materials	$50,088	$29,808
Products	98,832	70,360
Services and other	26,219	35,851

Net Revenue	$175,139	$136,019

Gross Profit
Materials	$10,137	$4,297
Products	18,992	11,393
Services and other	6,589	6,726

Gross Profit	$35,718	$22,416

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Volume and Price Statistics

(Units in thousands)

	Three months ended
Total Volume (in 000s)	March 28, 2015	March 29, 2014
Aggregates (tons)	6,089	3,637
Cement (tons)	124	89
Ready-mixed concrete (cubic yards)	693	456
Asphalt (tons)	296	428

	Three months ended
Pricing	March 28, 2015	March 29, 2014
Aggregates (per ton)	$8.60	$8.68
Cement (per ton)	95.52	86.27
Ready-mixed concrete (per cubic yards)	101.19	92.92
Asphalt (per ton)	56.98	48.48

Quarter over Quarter Comparison	Volume	Pricing
Aggregates	67.4%	(0.9)%
Cement	39.3%	10.7%
Ready-mixed concrete	52.0%	8.9%
Asphalt	(30.8)%	17.5%

Quarter over Quarter Comparison	Volume	Pricing
(Excluding acquisitions)
Aggregates	12.8%	4.5%
Cement	39.3%	10.7%
Ready-mixed concrete	13.2%	6.3%
Asphalt	(30.8)%	17.5%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The tables below reconcile our net loss to Adjusted EBITDA and present Adjusted EBITDA by segment for the three months ended March 28, 2015 and March 29, 2014.

	Three months ended
Reconciliation of Net Loss to Adjusted EBITDA	March 28, 2015	March 29, 2014
Net loss	$(79,837)	$(53,068)
Depreciation, depletion and amortization	25,722	19,149
Interest expense	24,109	18,819
Income tax benefit	(4,468)	(596)
Accretion	404	207
Initial public offering costs	28,296	—
Loss on debt financings	799	—
Loss from discontinued operations	—	20

Adjusted EBITDA	$(4,975)	$(15,469)

Adjusted EBITDA by Segment
West	$11,869	$1,791
Central	710	(423)
East	(7,867)	(9,338)
Corporate	(9,687)	(7,499)

Adjusted EBITDA	$(4,975)	$(15,469)

The table below reconciles our net loss per share to adjusted net loss per share for the three months ended March 28, 2015.

Reconciliation of Net Loss Per Share to Adjusted Loss Per Share		Per Share
Net loss attributable to Summit Materials, Inc.	$(10,151)	$(0.38)
Initial public offering costs	7,866	0.29
Loss on debt financings	222	0.01

Adjusted net loss	$(2,063)	$(0.08)

Weighted average shares of Class A common stock:
Basic	26,584,738
Diluted	26,584,738

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The following table reconciles operating income to gross profit for the three months ended March 28, 2015 and March 29, 2014.

	Three months ended
Reconciliation of Operating Loss to Gross Profit	March 28, 2015	March 29, 2014
Operating loss	$(59,006)	$(35,019)
General and administrative expenses	67,234	35,488
Depreciation, depletion, amortization and accretion	26,126	19,356
Transaction costs	1,364	2,591

Gross Profit	$35,718	$22,416

Gross Margin	20.4%	16.5%

The following table reconciles net cash used for operating activities to free cash flow for the three months ended March 28, 2015 and March 29, 2014.

	Three months ended
	March 28, 2015	March 29, 2014
Net loss	$(79,837)	$(53,068)
Non-cash items	42,209	21,340

Net income adjusted for non-cash items	(37,628)	(31,728)
Change in working capital accounts	(23,880)	(18,647)

Net cash used for operating activities	(61,508)	(50,375)
Capital expenditures, net of asset sales	(14,967)	(17,739)

Free cash outflow	$(76,475)	$(68,114)

SUMMIT MATERIALS, INC AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands)

The following table presents a reconciliation of net loss to Further Adjusted EBITDA for the twelve months ended March 28, 2014 and December 27, 2014.

	Twelve months ended	Twelve months ended
	March 28, 2015	December 27, 2014
Net loss	$(33,052)	$(6,282)
Interest expense	92,033	86,742
Income tax benefit	(10,854)	(6,983)
Depreciation, depletion and amortization	93,528	86,955
Accretion	1,068	871
Initial public offering costs	28,296	—
Loss on debt financings	799	—
Discontinued operations	(91)	(71)

Adjusted EBITDA	$171,727	$161,232

Acquisition transaction expenses	7,327	8,554
Management fees and expenses	5,011	4,933
Strategic fees and initiatives	141	419
Non-cash compensation	2,434	2,235
Loss on disposal and impairment of assets	8,640	8,735
Severance and relocation costs	754	1,163
Other	3,377	1,762

Further Adjusted EBITDA	$199,411	$189,033

EBITDA for certain completed acquisitions	13,389	23,105

Further Adjusted EBITDA (including run-rate for acquisitions)	$212,800	$212,138

Contact:	Investor Relations:

303-515-5159 Investorrelations@summit-materials.com